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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         ------------------------------


       Date of Report (Date of earliest event reported): February 13, 2009


                          COOPERATIVE BANKSHARES, INC.
                          ----------------------------
               (Exact name of registrant as specified in charter)

NORTH CAROLINA                     0-24626                   56-1886527
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(State or other                   (Commission               (IRS Employer
jurisdiction of                   File Number)            Identification No.)
incorporation)

              201 MARKET STREET, WILMINGTON, NORTH CAROLINA 28401
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          (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: (910) 343-0181
                                                           --------------

                                 NOT APPLICABLE
                                 --------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 8.01       OTHER EVENTS.
                ------------

         Cooperative Bank (the "Bank"), the wholly owned subsidiary of Cooperative Bankshares, Inc. (the "Company"), has been notified by the Federal Deposit Insurance Corporation (the "FDIC") that, based on the tentative findings of the FDIC and North Carolina Commissioner of Banks, the Bank is considered to be in "troubled condition". As a result, the Bank is required to provide the FDIC with prior notification for any additions to the Board or senior executive management of the Bank. The Bank was also notified by the FDIC that the Bank's capital ratios as of December 31, 2008 render the Bank "undercapitalized" pursuant to Part 325 of the FDIC Rules and Regulations. Accordingly, the Bank is now subject to restrictions on asset growth, dividends, other capital distributions and management fees. These restrictions will generally prevent the Bank, as an undercapitalized institution, from allowing its average total assets during any calendar quarter to exceed its average total assets during the preceding calendar quarter except in limited circumstances. Additionally, these restrictions will generally prohibit the Bank from making any capital distribution or dividend or paying any management fee to any individual having control of the Bank so long as it remains "undercapitalized" under applicable FDIC regulations. The Bank will also be required to file a written capital restoration plan with the FDIC Regional Director within 45 days including all of the required information set forth in Section 38(e)(2)(B) of the Federal Deposit Insurance Act.

         In addition, the Bank may not accept, renew or roll over any brokered deposit. The Bank may also not solicit deposits by offering an effective yield that exceeds by more than 75 basis points the prevailing effective yields on insured deposits of comparable maturity in the Bank's normal market area or in the market area in which such deposits are being solicited.

         The Bank has also been verbally informed by the Federal Home Loan Bank of Atlanta (the "FHLB") that it has reduced its FHLB line of credit from $181.3 million to $168.1 million, which, as of the date of this report, is the amount currently outstanding.

         The Company has also been notified by the Federal Reserve Bank of Richmond (the "FRB") that the overall condition of the Company and the Bank is less than satisfactory. As a result, prior to the payment of any capital distribution, such as stockholder dividends, or the payment of any debt service, including payments related to any outstanding trust preferred securities, the Company must obtain prior written approval from the FRB. Additionally, the Company will be required to comply with (i) the provisions of Section 32 of the Federal Deposit Insurance Act and Section 225.71 of the Rules and Regulations of the Board of Governors of the Federal Reserve System with respect to the appointment of any new Company directors or the hiring or change in position of any Company senior executive officer and (ii) the restrictions on making "golden parachute" payments set forth in Section 18(k) of the Federal Deposit Insurance Act.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        COOPERATIVE BANKSHARES, INC.


                                        /s/ Todd L. Sammons
                                        ----------------------------------------
                                        Todd L. Sammons
                                        Interim President and Chief Executive
                                          Officer and Chief Financial Officer


Date:  February 13, 2009